Exhibit 99.1

Medidata Reports Record First Quarter 2014 Results

  Record revenues of $76.6 million, a 21% year-over-year increase
  Record subscription revenue of $63.8 million, a 26% year-over-year increase
  Record billings of $90 million, a 43% year-over-year increase

NEW YORK--(BUSINESS WIRE)--April 22, 2014--Medidata (NASDAQ:MDSO), the leading global provider of cloud-based solutions for clinical research in life sciences, today announced its financial results for the first quarter of 2014.

"Interest in Medidata’s platform is at an all-time high as our clients and prospects look to transform clinical development,” said Tarek Sherif, Medidata's chairman and chief executive officer. “We are seeing great sales momentum, as our pipeline continues to build, giving us confidence that 2014 will be another outstanding year. Our industry focus, along with our ability to execute, innovate and make targeted strategic investments, is driving competitive advantage while laying the foundation for sustainable long-term success. Deep client relationships, client wins and strengthening partnerships with CROs and systems integrators are solidifying our leadership position in the global clinical research ecosystem.”

First Quarter 2014 Results

  Total revenues for the first quarter of 2014 were $76.6 million, an increase of $13.3 million, or 21%, compared with $63.3 million in 2013. Subscription revenue was $63.8 million, an increase of 26% compared with the same period last year.
  GAAP operating income for the quarter was $0.3 million, compared with $7.1 million in the first quarter of 2013. Non-GAAP operating income* for the first quarter of 2014 was $12.5 million, compared with $14.2 million a year ago.
  GAAP net (loss) for the first quarter of 2014 was ($1.8) million, or ($0.03) per diluted share, compared with net income of $5.7 million, or $0.11 per diluted share, in the first quarter of 2013. Adjusted non-GAAP net income* for the first quarter of 2014 was $5.9 million, or $0.11 per diluted share, compared with $9.1 million, or $0.17 per diluted share, in the first quarter of 2013. See the non-GAAP reconciliation included in this release for full details of the non-GAAP adjustments.
  Total cash, cash equivalents and marketable securities were $403.5 million at the end of the first quarter of 2014, an increase of $279.5 million, or 225%, compared with $124.0 million at the end of the first quarter of 2013, primarily due to net proceeds from the convertible senior notes issued during 2013 and strong cash flows over the past year.
  Cash flow from operations was ($6.3) million in the first quarter of 2014, compared with $2.9 million a year ago.

Additional Highlights

  Medidata’s customer base grew to 420, with 32 new clients added in the first quarter of 2014, an increase of 88% over the number of new clients added in the first quarter of 2013. Customer growth was realized in all regions and across multiple products.
  52% of customers had committed to multiple products at the end of the first quarter of 2014, up from 41% at the end of the first quarter of 2013.
  Medidata’s industry-leading CRO program continued to grow, with three new partners added, including a top 5 CRO. Several partners also began using a broader set of applications within the Medidata Clinical Cloud™, including Medidata’s trial management solution for their own work.
  Billings were $90 million in the first quarter of 2014, a 43% increase over the first quarter of 2013.
  Subscription backlog for the remainder of the year as of March 31, 2014 increased to $177 million, an increase of $21 million year over year. Subscription backlog does not include revenues associated with intra-year renewals. Including a minimum of $15 million of revenue associated with remaining intra-year renewals, subscription backlog would have increased to $192 million.
  Medidata's overall revenue retention rate was nearly 100%.

"We are off to a good start to the year and on track to achieving the financial outlook we provided earlier in the year,” said Cory Douglas, Medidata’s chief financial officer. “We continue to make disciplined investments to maximize our long-term opportunity to drive platform adoption while advancing our growth trajectory.”

Conference Call

The company plans to host its investor conference call today at 8:00 a.m. Eastern. The investor conference call will be available via live webcast on the “Investor” section of Medidata’s web site at http://investor.mdsol.com. To participate by telephone, domestic participants may dial 877-303-2528 and international participants may dial 847-829-0023. Those interested in participating in the conference call should dial in at least 10 minutes prior to the call to register. Participants can also join the call via a simultaneous live audio webcast, which will be made available on the “Investor” section of Medidata’s web site at http://investor.mdsol.com. A replay of the conference call can be accessed until Tuesday, May 6, 2014, by dialing 800-585-8367 domestically or 404-537-3406 internationally, with the passcode 25420290. An archive of the call will also be hosted on the “Investor” section of Medidata’s web site, http://investor.mdsol.com, for a limited period of time.

About Medidata

Medidata is the leading global provider of cloud-based solutions for clinical research in life sciences, transforming clinical development through its advanced applications and intelligent data analytics. The Medidata Clinical Cloud™ brings new levels of productivity and quality to the clinical testing of promising medical treatments, from study design and planning through execution, management and reporting. We are committed to advancing the competitive and scientific goals of global customers, which include over 90% of the top 25 global pharmaceutical companies; innovative biotech, diagnostic and device firms; leading academic medical centers; and contract research organizations.

Cautionary Statement

Certain statements made in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Medidata Solutions, Inc. (“Medidata”), including but not limited to statements about Medidata’s forecast of financial performance, products and services, business model, strategy and growth opportunities, and competitive position. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, risks associated with possible fluctuations in our financial and operating results; errors, interruptions or delays in our service or our Web hosting; the financial impact of any future acquisitions; our ability to continue to release, and gain customer acceptance of, new and improved versions of our products; changes in our sales and implementation cycles; competition; our ability to retain and expand our customer base or increase new business from those customers; our ability to hire, retain and motivate our employees and manage our growth; regulatory developments; litigation; and general developments in the economy. For additional disclosure regarding these and other risks faced by the company, see disclosures contained in Medidata’s public filings with the Securities and Exchange Commission including, the “Risk Factors” section of Medidata’s Annual Report on Form 10-K for the year ended December 31, 2013. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and Medidata undertakes no obligation to update such statements as a result of new information.

*Non-GAAP Financial Information

Medidata provides non-GAAP operating income, net income and net income per share applicable to common stockholders data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions, stock-based compensation expense, and an adjustment to the fair value of contingent consideration. Adjusted non-GAAP net income excludes the impact of tax-affected amortization of intangible assets associated with acquisitions, stock-based compensation expense, an adjustment to the fair value of contingent consideration, and non-cash interest expense on convertible senior notes. Management uses these non-GAAP measures to evaluate its financial results, develop budgets, manage expenditures, and as an important factor in determining variable compensation. In addition, investors frequently have requested information from management regarding depreciation, amortization and other non-cash charges, such as share-based compensation, and management believes, based on discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Medidata’s historical and projected future financial performance. While management believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of non-GAAP financial measures. One limitation of non-GAAP operating income is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Medidata compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

MEDIDATA SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except per share data)
	Three Months Ended March 31,
	2014	2013
Revenues
Subscription	$63,811	$50,652
Professional services	12,829	12,607
Total revenues	76,640	63,259
Cost of revenues (1)(2)
Subscription	11,086	9,025
Professional services	9,713	8,104
Total cost of revenues	20,799	17,129
Gross profit	55,841	46,130
Operating costs and expenses:
Research and development (1)	17,789	11,905
Sales and marketing (1)(2)	20,732	14,489
General and administrative (1)	17,046	12,644
Total operating costs and expenses	55,567	39,038
Operating income	274	7,092
Interest and other income (expense):
Interest expense	(3,781)	(18)
Interest income	395	76
Other income, net	34	154
Total interest and other (expense) income, net	(3,352)	212
(Loss) income before income taxes	(3,078)	7,304
Provision for income taxes	(1,263)	1,604
Net (loss) income	$(1,815)	$5,700
(Loss) earnings per share:
Basic (3)	$(0.03)	$0.11
Diluted (3)	$(0.03)	$0.11
Weighted average common shares outstanding:
Basic (3)	52,109	50,240
Diluted (3)	52,109	52,522
(1) Stock-based compensation expense included in cost of revenues and operating costs and expenses is as follows:
Cost of revenues	$1,072	$487
Research and development	912	458
Sales and marketing	2,351	1,222
General and administrative	5,364	3,038
Total stock-based compensation	$9,699	$5,205
(2) Amortization expense of intangible assets included in costs of revenues and operating costs and expenses is as follows:
Cost of revenues	$108	$281
Sales and marketing	30	113
Total amortization of intangible assets	$138	$394
(3) Prior period results have been adjusted to reflect the two-for-one stock split which was effected in the form of a stock dividend in December 2013.

MEDIDATA SOLUTIONS, INC.
Reconciliation of GAAP Operating Income and GAAP Net (Loss) Income to Non-GAAP Operating Income and Adjusted Non-GAAP Net Income (Unaudited)
(Amounts in thousands, except per share data)
	Three Months Ended March 31,
	2014	2013
Operating income:
GAAP operating income	$274	$7,092
GAAP operating margins	0.4%	11.2%
Stock-based compensation	9,699	5,205
Depreciation and amortization	2,535	1,851
Contingent consideration adjustment (1)	—	60
Non-GAAP operating income	$12,508	$14,208
Non-GAAP operating margins	16.3%	22.5%
Net income:
GAAP net (loss) income	$(1,815)	$5,700
Stock-based compensation	9,699	5,205
Amortization	138	394
Contingent consideration adjustment (1)	—	60
Non-cash interest expense on convertible senior notes (2)	3,060	—
Tax impact on add-back items (3)	(5,159)	(2,264)
Adjusted non-GAAP net income	$5,923	$9,095
GAAP basic (loss) earnings per share (4)	$(0.03)	$0.11
GAAP diluted (loss) earnings per share (4)	$(0.03)	$0.11
Adjusted Non-GAAP basic earnings per share (4)	$0.11	$0.18
Adjusted Non-GAAP diluted earnings per share (4)(5)	$0.11	$0.17

(1) Amount represents the effect of changes in fair value of contingent consideration liability.
(2) During the third quarter of 2013, we issued $287.5 million in convertible senior notes (the "Notes") with a coupon interest rate of 1.00%. Interest is paid semiannually on February 1 and August 1 over the five-year term of the notes. In connection with the Notes, we are required to recognize non-cash interest expense, including amortization of debt discount and issuance costs, in accordance with accounting guidance for convertible debt that may be settled in cash. We exclude this incremental non-cash interest expense for purposes of calculating adjusted non-GAAP net income. We believe that excluding these expenses from our non-GAAP measures is useful to investors because such incremental non-cash interest expense does not generate a cash outflow for the company and the debt issuance costs do not represent a cash outflow for the company except in the period the Notes were issued; therefore both are not indicative of our continuing operations or meaningful when comparing current results to past results.
(3) Tax impact calculated using a 40% tax rate.
(4) Prior period results have been adjusted to reflect the two-for-one stock split which was effected in the form of a stock dividend in December 2013.
(5) Adjusted non-GAAP diluted earnings per share for the three months ended March 31, 2014 is calculated using non-GAAP diluted weighted average dilutive common shares outstanding, which includes the effect of 3.2 million dilutive potential common shares.

The table above presents a reconciliation of GAAP to non-GAAP operating income, net income, and net income per share applicable to common stockholders for the three months ended March 31, 2014 and 2013. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions, stock-based compensation expense, and adjustment to the fair value of contingent consideration. Adjusted non-GAAP net income excludes the impact of tax affected amortization of intangible assets associated with acquisitions, stock-based compensation expense, adjustment to the fair value of contingent consideration, and non-cash interest expense on convertible senior notes.

MEDIDATA SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Amounts in thousands, except per share data)
	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$25,406	$22,328
Marketable securities	196,140	218,892
Accounts receivable, net of allowance for doubtful accounts of $1,089 and $1,055, respectively	66,326	45,534
Prepaid commission expense	4,116	3,615
Prepaid expenses and other current assets	12,434	13,511
Deferred income taxes	2,310	665
Total current assets	306,732	304,545
Restricted cash	5,118	5,118
Furniture, fixtures and equipment, net	40,482	41,229
Marketable securities, long-term	181,947	195,105
Goodwill	15,533	15,487
Intangible assets, net	774	904
Deferred income taxes, long-term	348	345
Other assets	9,804	10,620
Total assets	$560,738	$573,353
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,812	$7,524
Accrued payroll and other compensation	9,862	27,773
Accrued expenses and other	8,978	12,265
Deferred revenue	57,446	52,628
Total current liabilities	82,098	100,190
Noncurrent liabilities:
Convertible 1.00% senior notes, net	232,446	229,705
Deferred revenue, less current portion	3,255	1,430
Deferred tax liabilities	5,654	5,651
Other long-term liabilities	12,085	10,564
Total noncurrent liabilities	253,440	247,350
Total liabilities	335,538	347,540
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share; 5,000 shares authorized, none issued and outstanding	—	—
Common stock, par value $0.01 per share; 100,000 shares authorized, 55,640 and 55,018 shares issued; 54,078 and 53,634 shares outstanding, respectively	556	550
Additional paid-in capital	259,179	248,336
Treasury stock, 1,562 and 1,384 shares, respectively	(36,244)	(26,414)
Accumulated other comprehensive loss	(16)	(199)
Retained earnings	1,725	3,540
Total stockholders' equity	225,200	225,813
Total liabilities and stockholders' equity	$560,738	$573,353

MEDIDATA SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Amounts in thousands)
	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net (loss) income	$(1,815)	$5,700
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	2,535	1,851
Stock-based compensation	9,699	5,205
Amortization of discounts or premiums on marketable securities	1,431	504
Deferred income taxes	(1,643)	718
Amortization of debt issuance costs	319	15
Amortization of debt discount	2,741	—
Excess tax benefit associated with equity awards	(71)	(610)
Contingent consideration adjustment	—	60
Provision for doubtful accounts	100	657
Changes in operating assets and liabilities:
Accounts receivable	(25,550)	(4,249)
Prepaid commission expense	(499)	(917)
Prepaid expenses and other current assets	1,485	684
Other assets	137	(73)
Accounts payable	1,083	(1,558)
Accrued payroll and other compensation	(9,260)	(6,643)
Accrued expenses and other	832	1,518
Deferred revenue	10,653	(287)
Other long-term liabilities	1,537	322
Net cash (used in) provided by operating activities	(6,286)	2,897
Cash flows from investing activities:
Purchase of furniture, fixtures and equipment	(7,048)	(2,947)
Purchase of available-for-sale marketable securities	(46,249)	(27,416)
Proceeds from sale of available-for-sale marketable securities	80,730	30,030
Net increase in restricted cash	—	388
Net cash provided by investing activities	27,433	55
Cash flows from financing activities:
Proceeds from exercise of stock options	1,079	1,655
Proceeds from employee stock purchase plan	1,327	—
Excess tax benefit associated with equity awards	71	610
Payment of acquisition-related earn-out	(704)	(380)
Repayment of obligations under capital leases	(30)	(14)
Acquisition of treasury stock	(19,789)	(126)
Repayment of notes payable	(41)	(38)
Net cash (used in) provided by financing activities	(18,087)	1,707
Net increase in cash and cash equivalents	3,060	4,659
Effect of exchange rate changes on cash and cash equivalents	18	(51)
Cash and cash equivalents - Beginning of period	22,328	32,683
Cash and cash equivalents - End of period	$25,406	$37,291

CONTACT:
Medidata Solutions
Investor:
Hulus Alpay, 212-419-1025
halpay@mdsol.com
or
Media:
Gail Janowitz, 212-918-1792
gjanowitz@mdsol.com